Exhibit 1

Westpac GROUP

# ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

**23 April 2024**

---

## Westpac's First Half 2024 (1H24) Notable Items and Reporting Changes

### 1H24 Notable Items

Westpac's reported net profit after tax in 1H24 will be reduced by $164 million due to Notable Items. All Notable Items relate to unrealised fair value gains and losses on economic hedges and net ineffectiveness on qualifying hedges, which reverse over time.

A summary of the impacts is included in Appendix 1.

### 1H24 Reporting Changes

Operating segments have been restated following the establishment of separate Consumer and Business & Wealth operating segments and the dissolution of the Specialist Businesses operating segment.

Other changes to enhance operating segment financial reporting and assessment include:

- Funds transfer pricing refinements, revised capital allocations and enhanced operating expense allocations from Enterprise functions;
- Changes in classification of some deposit products from interest bearing to non-interest bearing; and
- Revisions to the methodology used to classify credit quality.

These changes do not impact the Group's net profit after tax (NPAT) or the composition of line items at the Group level.

A summary of the restatements is included in Appendix 2.

Half Year 2024 results are scheduled to be announced on Monday, 6 May 2024.

**For further information:**

**Hayden Cooper**
Group Head of Media Relations
0402 393 619

**Justin McCarthy**
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

**WESTPAC BANKING CORPORATION** ABN 33 007 457 141

Appendix 1 – Summary of 1H24 Notable Items 1H24 ($m) Asset sales and revaluations Provisions for litigation, fines and penalties Restructuring costs Asset write-downs Hedging items Total Net interest income - - - - (224) (224) Non-interest income - - - - (2) (2) Net operating income - - - - (226) (226) Operating expenses - - - - - - Pre-provision profit - - - - (226) (226) Income tax benefit/ (expense) - - - - 62 62 Net profit/(loss) - - - - (164) (164) 1H24 ($m) Consumer Business & Wealth WIB New Zealand (A$) Group Businesses Total Net interest income - - - (6) (218) (224) Non-interest income - - - - (2) (2) Net operating income - - - (6) (220) (226) Operating expenses - - - - - - Pre-provision profit - - - (6) (220) (226) Income tax benefit/ (expense) - - - 2 60 62 Net profit/(loss) - - - (4) (160) (164)

1.5.1. Net interest income Half Year Half Year Half Year March Sept March 2024 2023 2023 Net interest Income ($m) Net interest income 9,204 9,113 Core net interest income 8,702 8,817 Notable Items (8) (89) Treasury 424 305 Markets 86 80 Average interest earning assets ($m) Loans 709,756 699,735 Housing 488,551 481,538 Personal 12,628 13,485 Business 208,577 204,712 Liquid assets 213,439 208,467 Other interest-earning assets 25,310 26,006 Average interest earning assets 948,505 934,208 NIM (%) NIM 1.94% 1.96% Core NIM 1.83% 1.89% Treasury & Markets impact on NIM 0.11% 0.09% Notable Items impact on NIM - (0.02%) 1.5.4. Deposits and other borrowings As at As at As at 31 March 30 Sept 31 March $m 2024 2023 2023 Customer deposits Australia 557,781 545,090 Transactions 97,950 98,762 Savings 195,273 191,490 Term 144,220 140,704 Non-interest bearing 120,338 114,134 New Zealand (A$) 74,297 74,703 New Zealand (NZ$) 79,783 79,769 Transactions 9,373 10,090 Savings 19,929 20,230 Term 38,472 36,367 Non-interest bearing 12,009 13,082 Other overseas (A$) 8,873 7,792 Total customer deposits 640,951 627,585 Certificates of deposit 47,217 48,767 Australia 32,947 32,227 New Zealand (A$) 2,247 2,618 Other overseas (A$) 12,023 13,922 Total deposits and other borrowings 688,168 676,352 Appendix 2 - Selected comparative disclosures

## 2.1. Consumer

The Consumer segment provides a full range of banking products and services to customers in Australia through three lines of business consisting of mortgages, consumer finance and deposits. Products and services are provided through a portfolio of brands comprising Westpac, St.George, BankSA, Bank of Melbourne and RAMS using digital channels and branches.

| $m | Half Year March 2024 | Half Year Sept 2023 | Half Year March 2023 |
|---|---|---|---|
| Net interest income | | 3,866 | 4,311 |
| Non-interest income | | 251 | 273 |
| **Net operating income** | | **4,117** | **4,584** |
| Operating expenses | | (2,307) | (2,145) |
| Notable Items | | (202) | - |
| **Total operating expenses** | | **(2,509)** | **(2,145)** |
| **Pre-provision profit** | | **1,608** | **2,439** |
| Impairment (charges)/benefits | | (13) | (166) |
| **Profit before income tax expense** | | **1,595** | **2,273** |
| Income tax expense and NCI | | (484) | (682) |
| **Net profit** | | **1,111** | **1,591** |
| Notable Items (post tax) | | (148) | - |
| Expense to income ratio (Ex Notable Items) | | 56.04% | 46.79% |
| Net interest margin (Ex Notable Items) | | 1.76% | 2.00% |
| FTE | | 13,472 | 14,672 |

| $bn | As at 31 March 2024 | As at 30 Sept 2023 | As at 31 March 2023 |
|---|---|---|---|
| **Customer deposits** | | | |
| Transactions | | 32.9 | 35.4 |
| Savings | | 154.9 | 140.0 |
| Term | | 63.9 | 64.3 |
| Mortgage offsets | | 56.6 | 53.8 |
| **Total customer deposits** | | **308.3** | **293.5** |
| **Loans** | | | |
| Mortgages | | 485.6 | 472.7 |
| Other | | 8.9 | 9.0 |
| Provisions | | (1.8) | (1.9) |
| **Total loans** | | **492.7** | **479.8** |
| Deposit to loan ratio | | 62.58% | 61.18% |
| Total assets | | 504.2 | 491.9 |
| TCE | | 577.7 | 567.5 |
| Risk weighted assets | | 174.7 | 174.6 |
| Average interest earning assets | | 438.2 | 432.2 |
| Average allocated capital | | 24.0 | 24.7 |
| **Credit quality** | | | |
| Impairment charges/(benefits) to average loans | | 0.01% | 0.07% |
| Mortgage 90+ day delinquencies | | 0.86% | 0.73% |
| Other consumer loans 90+ day delinquencies | | 1.01% | 1.26% |
| Total stressed exposures to TCE | | 0.86% | 0.75% |

## 2.2. Business and Wealth

The Business and Wealth segment comprises Business Banking, Wealth Management, Private Wealth, Pacific and Auto Finance. Business provides a range of banking services and products to Australian small to medium businesses, including commercial businesses and agribusiness customers. It offers business lending generally up to $200 million in exposure, merchant services using eCommerce solutions and transaction banking services. The segment includes Private Wealth, supporting the needs of high-net-worth individuals, as well as BT Financial Group, which provides wealth management platform services. It also includes Westpac Pacific and our auto finance business, which is in run-off. The segment operates under the Westpac, St.George, BankSA, Bank of Melbourne and BT brands.

| $m | Half Year March 2024 | Half Year Sept 2023 | Half Year March 2023 |
|---|---|---|---|
| Net interest income | | 2,573 | 2,419 |
| Non-interest income | | 415 | 429 |
| Notable Items | | (88) | - |
| **Net operating income** | | **2,900** | **2,848** |
| Operating expenses | | (1,301) | (1,244) |
| Notable Items | | (64) | - |
| **Total operating expenses** | | **(1,365)** | **(1,244)** |
| **Pre-provision profit** | | **1,535** | **1,604** |
| Impairment (charges)/benefits | | (172) | (85) |
| **Profit before income tax expense** | | **1,363** | **1,519** |
| Income tax expense and NCI | | (410) | (446) |
| **Net profit** | | **953** | **1,073** |
| Notable Items (post tax) | | (107) | - |
| | | | |
| Expense to income ratio (Ex Notable Items) | | 43.54% | 43.68% |
| Net interest margin (Ex Notable Items) | | 5.30% | 5.03% |
| FTE | | 6,008 | 6,170 |

| $bn | As at 31 March 2024 | As at 30 Sept 2023 | As at 31 March 2023 |
|---|---|---|---|
| **Customer deposits** | | | |
| Transactions | | 56.5 | 59.6 |
| Savings | | 39.6 | 42.1 |
| Term | | 44.4 | 41.1 |
| **Total customer deposits** | | **140.5** | **142.8** |
| **Loans** | | | |
| Commercial/SME | | 90.5 | 87.1 |
| Pacific | | 1.2 | 1.1 |
| Auto Finance | | 2.5 | 3.3 |
| Business lending | | 94.2 | 91.5 |
| Other | | 3.2 | 4.0 |
| Provisions | | (1.9) | (1.8) |
| **Total loans** | | **95.5** | **93.7** |
| Deposit to loan ratio | | 147.08% | 152.43% |
| Total assets | | 101.2 | 99.3 |
| TCE | | 129.7 | 127.6 |
| Risk weighted assets | | 87.1 | 88.7 |
| Average interest earning assets | | 96.8 | 96.5 |
| Average allocated capital | | 11.7 | 10.9 |
| **Credit quality** | | | |
| Impairment charges/(benefits) to average loans | | 0.36% | 0.18% |
| Impaired exposures to TCE | | 0.52% | 0.63% |
| Total stressed exposures to TCE | | 5.46% | 5.24% |

## 2.3. Westpac Institutional Bank

The Westpac Institutional Bank (WIB) comprises three lines of business: Corporate & Institutional Bank (CIB); Global Transaction Services (GTS); and Financial Markets (FM). It services predominantly corporate, institutional and government clients. CIB uses dedicated industry relationship and specialist product teams to support clients' lending needs. GTS is responsible for the provision of payments and liquidity management solutions to WIB's clients and the group's domestic and international payments infrastructure. FM provides a range of risk management, investment and debt capital markets solutions to WIB clients and access to financial markets products for consumer and business customers. Clients are supported throughout Australia and via branches and subsidiaries located in New Zealand, New York, London, Frankfurt and Singapore.

| $m | Half Year March 2024 | Half Year Sept 2023 | Half Year March 2023 |
|---|---|---|---|
| Net interest income | | 1,019 | 907 |
| Non-interest income | | 663 | 704 |
| **Net operating income** | | **1,682** | **1,611** |
| Operating expenses | | (679) | (619) |
| Notable Items | | (15) | - |
| **Total operating expenses** | | **(694)** | **(619)** |
| **Pre-provision profit** | | **988** | **992** |
| Impairment (charges)/benefits | | (91) | 4 |
| **Profit before income tax expense** | | **897** | **996** |
| Income tax expense and NCI | | (256) | (287) |
| **Net profit** | | **641** | **709** |
| Notable Items (post tax) | | (10) | - |
| Expense to income ratio (Ex Notable Items) | | 40.37% | 38.42% |
| Net interest margin (Ex Notable Items) | | 1.93% | 1.86% |
| FTE | | 2,776 | 2,758 |

| $bn | As at 31 March 2024 | As at 30 Sept 2023 | As at 31 March 2023 |
|---|---|---|---|
| **Customer deposits** | | | |
| Transactions and others | | 64.2 | 63.6 |
| Savings | | 10.5 | 10.4 |
| Term | | 41.4 | 39.5 |
| **Total customer deposits** | | **116.1** | **113.5** |
| **Loans** | | | |
| Loans | | 92.9 | 85.0 |
| Provisions | | (0.3) | (0.3) |
| **Total loans** | | **92.6** | **84.7** |
| Deposit to loan ratio | | 125.37% | 133.95% |
| Total assets | | 106.3 | 100.0 |
| TCE | | 207.4 | 205.6 |
| Risk weighted assets | | 82.1 | 80.2 |
| Average interest earning assets | | 105.3 | 98.0 |
| Average allocated capital | | 9.6 | 8.8 |
| **Credit quality** | | | |
| Impairment charges to average loans | | 0.21% | (0.01%) |
| Impaired exposures to TCE | | 0.04% | 0.06% |
| Total stressed exposures to TCE | | 0.58% | 0.28% |

## 2.4. Westpac New Zealand

Westpac New Zealand provides banking and wealth products and services for consumer, business and institutional customers in New Zealand.

All figures are in NZ$ unless noted otherwise.

| NZ$m | Half Year March 2024 | Half Year Sept 2023 | Half Year March 2023 |
|---|---|---|---|
| Net interest income | | 1,267 | 1,247 |
| Non-interest income | | 134 | 127 |
| Notable Items | | - | - |
| **Net operating income** | | **1,401** | **1,374** |
| Operating expenses | | (662) | (624) |
| Notable Items | | (10) | - |
| **Total operating expenses** | | **(672)** | **(624)** |
| **Pre-provision profit** | | **729** | **750** |
| Impairment (charges)/benefits | | 19 | (154) |
| **Profit before income tax expense** | | **748** | **596** |
| Income tax expense and NCI | | (213) | (168) |
| **Net profit** | | **535** | **428** |
| Notable Items (post tax) | | (7) | - |
| Expense to income ratio (Ex Notable Items) | | 47.25% | 45.41% |
| Net interest margin (Ex Notable Items) | | 2.12% | 2.11% |
| FTE | | 5,288 | 5,374 |

| NZ$bn | As at 31 March 2024 | As at 30 Sept 2023 | As at 31 March 2023 |
|---|---|---|---|
| **Customer deposits** | | | |
| Transactions and others | | 21.4 | 23.2 |
| Savings | | 19.9 | 20.2 |
| Term | | 38.5 | 36.4 |
| **Total customer deposits** | | **79.8** | **79.8** |
| **Loans** | | | |
| Mortgages | | 65.8 | 65.2 |
| Business | | 32.8 | 32.3 |
| Other | | 1.2 | 1.2 |
| Provisions | | (0.5) | (0.5) |
| **Total loans** | | **99.3** | **98.2** |
| Deposit to loan ratio | | 80.36% | 81.26% |
| Total assets | | 121.8 | 121.9 |
| TCE | | 147.1 | 147.3 |
| Risk weighted assets | | 60.3 | 58.6 |
| Liquid assets | | 19.2 | 20.5 |
| Average interest earning assets | | 119.1 | 118.8 |
| Average allocated capital | | 8.3 | 7.5 |
| Total funds | | 11.4 | 11.5 |
| **Credit quality** | | | |
| Impairment charges/(benefits) to average loans | | (0.04%) | 0.32% |
| Mortgage 90+ day delinquencies | | 0.33% | 0.29% |
| Other consumer loans 90+ day delinquencies | | 0.92% | 1.13% |
| Impaired exposures to TCE | | 0.06% | 0.07% |
| Total stressed exposures to TCE | | 1.49% | 1.33% |

## 2.4. Westpac New Zealand (Continued)

### 2.4.1. Westpac New Zealand segment performance (A$ Equivalent)

Results have been translated into Australian dollars (A$) at the average exchange rates for each reporting period, Second Half 2023: $1.0816; First Half 2023: $1.0876. Unless otherwise stated, assets and liabilities have been translated at spot rates as at the end of the period, 30 September 2023: $1.0738; 31 March 2023: $1.0678.

| $m | Half Year March 2024 | Half Year Sept 2023 | Half Year March 2023 |
|---|---|---|---|
| Net interest income | | 1,171 | 1,146 |
| Non-interest income | | 124 | 116 |
| Notable Items | | - | - |
| **Net operating income** | | **1,295** | **1,262** |
| Operating expenses | | (613) | (573) |
| Notable Items | | (9) | - |
| **Total operating expenses** | | **(622)** | **(573)** |
| **Pre-provision profit** | | **673** | **689** |
| Impairment (charges)/benefits | | 18 | (142) |
| **Profit before income tax expense** | | **691** | **547** |
| Income tax expense and NCI | | (196) | (154) |
| **Net profit** | | **495** | **393** |
| Notable Items (post tax) | | (7) | - |
| Expense to income ratio (Ex Notable Items)[a] | | 47.25% | 45.41% |
| Net interest margin (Ex Notable Items)[a] | | 2.12% | 2.11% |

a. Ratios calculated using NZ$.

| $bn | As at March 2024 | As at Sept 2023 | As at March 2023 |
|---|---|---|---|
| Customer deposits | | 74.3 | 74.7 |
| Loans | | 92.5 | 91.9 |
| Deposit to loan ratio[a] | | 80.36% | 81.26% |
| Total assets | | 113.5 | 114.1 |
| TCE | | 136.9 | 137.9 |
| Risk weighted assets | | 56.2 | 54.9 |
| Liquid assets | | 17.9 | 19.2 |
| Average interest earning assets | | 110.2 | 109.3 |
| Average allocated capital | | 7.7 | 6.9 |
| Total funds | | 10.6 | 10.7 |

a. Ratios calculated using NZ$.

2.5. Group Businesses The segment comprises: • Treasury, which is responsible for the management of the Group’s balance sheet including wholesale funding, capital, and liquidity. Treasury also manages interest rate risk and foreign exchange risks; • Technology, except for UNITE, these costs are allocated to segments across the Group; • Customer & Corporate Services, which provides shared corporate functions such as property, procurement, finance services, Corporate Affairs, and HR services. Excluding Corporate Affairs, these costs are allocated to other segments across the Group; and • Enterprise services, which includes earnings on capital not allocated to segments, certain intra-group transactions and gains/losses from asset sales, earnings and costs associated with the Group’s fintech investments and other costs including certain customer remediation expenses and centrally held provisions. Half Year Half Year Half Year March Sept March $m 2024 2023 2023 Net interest income 583 419 Non-interest income 6 147 Notable Items 59 132 Net operating income 648 698 Operating expenses (344) (407) Notable Items (170) - Total operating expenses (514) (407) Pre-provision profit 134 291 Impairment (charges)/benefits - (1) Profit before income tax expense 134 290 Income tax expense and NCI (140) (55) Net profit/(loss) (6) 235 Notable Items (post tax) (79) 178 Profit/(loss) attributable to businesses sold 20 111 Treasury Half Year Half Year Half Year March Sept March $m 2024 2023 2023 Net interest income 404 261 Non-interest income 8 6 Notable Items 69 (89) Net operating income 481 178 Net profit 262 54

# Note 2. Segment reporting

The tables present the segment results for the Group:

| $m | Consumer | Business and Wealth | Westpac Institutional Bank | Westpac New Zealand (A$) | Group Businesses | Total | Notable Items (pre-tax) | Income statement |
|---|---|---|---|---|---|---|---|---|
| **Half Year Sept 2023** | | | | | | | | |
| Net interest income | 3,866 | 2,573 | 1,019 | 1,171 | 583 | 9,212 | (8) | 9,204 |
| Net fee income | 239 | 188 | 301 | 94 | (4) | 818 | - | 818 |
| Net wealth management income | - | 195 | - | 17 | 13 | 225 | (10) | 215 |
| Trading income | - | 26 | 317 | 15 | (17) | 341 | (11) | 330 |
| Other income | 12 | 6 | 45 | (2) | 14 | 75 | - | 75 |
| Notable Items | - | (88) | - | - | 59 | (29) | 29 | - |
| **Net operating income** | **4,117** | **2,900** | **1,682** | **1,295** | **648** | **10,642** | **-** | **10,642** |
| Operating expenses | (2,307) | (1,301) | (679) | (613) | (344) | (5,244) | (460) | (5,704) |
| Notable Items | (202) | (64) | (15) | (9) | (170) | (460) | 460 | - |
| **Total operating expenses** | **(2,509)** | **(1,365)** | **(694)** | **(622)** | **(514)** | **(5,704)** | **-** | **(5,704)** |
| **Pre-provision profit** | **1,608** | **1,535** | **988** | **673** | **134** | **4,938** | **-** | **4,938** |
| Impairment (charges)/benefits | (13) | (172) | (91) | 18 | - | (258) | - | (258) |
| **Profit before income tax expense** | **1,595** | **1,363** | **897** | **691** | **134** | **4,680** | **-** | **4,680** |
| Income tax (expense)/benefit[a] | (484) | (409) | (256) | (196) | (139) | (1,484) | - | (1,484) |
| Net profit attributable to NCI | - | (1) | - | - | (1) | (2) | - | (2) |
| **Net profit attributable to owners of WBC** | **1,111** | **953** | **641** | **495** | **(6)** | **3,194** | **-** | **3,194** |
| Notable Items (post-tax)[a] | **(148)** | **(107)** | **(10)** | **(7)** | **(79)** | **(351)** | | |
| **Balance sheet** | | | | | | | | |
| Loans | 492,716 | 95,548 | 92,568 | 92,488 | (66) | 773,254 | | |
| Deposits and other borrowings | 308,342 | 140,536 | 116,052 | 76,544 | 46,694 | 688,168 | | |

a. Includes tax benefits on Notable Items of $138 million.

| $m | Consumer | Business and Wealth | Westpac Institutional Bank | Westpac New Zealand (A$) | Group Businesses | Total | Notable Items (pre-tax) | Income statement |
|---|---|---|---|---|---|---|---|---|
| **Half Year March 2023** | | | | | | | | |
| Net interest income | 4,311 | 2,419 | 907 | 1,146 | 419 | 9,202 | (89) | 9,113 |
| Net fee income | 265 | 172 | 295 | 83 | 12 | 827 | - | 827 |
| Net wealth management income | - | 230 | - | 16 | 101 | 347 | - | 347 |
| Trading income | - | 21 | 375 | 18 | (5) | 409 | (22) | 387 |
| Other income | 8 | 6 | 34 | (1) | 39 | 86 | 243 | 329 |
| Notable Items | - | - | - | - | 132 | 132 | (132) | - |
| **Net operating income** | **4,584** | **2,848** | **1,611** | **1,262** | **698** | **11,003** | **-** | **11,003** |
| Operating expenses | (2,145) | (1,244) | (619) | (573) | (407) | (4,988) | - | (4,988) |
| Notable Items | - | - | - | - | - | - | - | - |
| **Total operating expenses** | **(2,145)** | **(1,244)** | **(619)** | **(573)** | **(407)** | **(4,988)** | **-** | **(4,988)** |
| **Pre-provision profit** | **2,439** | **1,604** | **992** | **689** | **291** | **6,015** | **-** | **6,015** |
| Impairment (charges)/benefits | (166) | (85) | 4 | (142) | (1) | (390) | - | (390) |
| **Profit before income tax expense** | **2,273** | **1,519** | **996** | **547** | **290** | **5,625** | **-** | **5,625** |
| Income tax (expense)/benefit[a] | (682) | (442) | (287) | (154) | (55) | (1,620) | - | (1,620) |
| Net profit attributable to NCI | - | (4) | - | - | - | (4) | - | (4) |
| **Net profit attributable to owners of WBC** | **1,591** | **1,073** | **709** | **393** | **235** | **4,001** | **-** | **4,001** |
| Notable Items (post-tax)[a] | **-** | **-** | **-** | **-** | **178** | **178** | | |
| **Balance sheet** | | | | | | | | |
| Loans | 479,750 | 93,665 | 84,697 | 91,943 | (124) | 749,931 | | |
| Deposits and other borrowings | 293,508 | 142,773 | 113,453 | 77,321 | 49,297 | 676,352 | | |

a. Includes tax benefits on Notable Items of $46 million.

# Note 3. Net interest income and average balance sheet and interest rates

## Average balance sheet and interest rates

| | Half Year March 2024 | | | Half Year Sept 2023 | | | Half Year March 2023 | | |
|---|---|---|---|---|---|---|---|---|---|
| | Average balance | Interest | Average rate | Average balance | Interest | Average rate | Average balance | Interest | Average rate |
| | $m | $m | % | $m | $m | % | $m | $m | % |
| **Assets** | | | | | | | | | |
| **Interest earning assets** | | | | | | | | | |
| Loans | | | | 709,756 | 19,306 | 5.4 | 699,735 | 16,276 | 4.7 |
| Housing | | | | 488,551 | 12,186 | 5.0 | 481,538 | 10,174 | 4.2 |
| Personal | | | | 12,628 | 548 | 8.7 | 13,485 | 556 | 8.3 |
| Business | | | | 208,577 | 6,572 | 6.3 | 204,712 | 5,546 | 5.4 |
| Trading securities and financial assets measured at FVIS | | | | 31,122 | 645 | 4.1 | 29,044 | 498 | 3.4 |
| Investment securities | | | | 73,745 | 1,119 | 3.0 | 76,015 | 918 | 2.4 |
| Other interest earning assets[a] | | | | 133,882 | 2,843 | 4.2 | 129,414 | 2,147 | 3.3 |
| **Total interest earning assets and interest income** | | | | **948,505** | **23,913** | **5.0** | **934,208** | **19,839** | **4.3** |
| **Non-interest earning assets** | | | | | | | | | |
| Derivative financial instruments | | | | 21,566 | | | 25,290 | | |
| All other assets | | | | 58,433 | | | 58,425 | | |
| **Total non-interest earning assets** | | | | **79,999** | | | **83,715** | | |
| **Total assets** | | | | **1,028,504** | | | **1,017,923** | | |
| **Liabilities** | | | | | | | | | |
| **Interest bearing liabilities** | | | | | | | | | |
| Deposits and other borrowings | | | | 551,676 | 9,966 | 3.6 | 537,110 | 6,952 | 2.6 |
| Certificates of deposit | | | | 50,314 | 1,122 | 4.4 | 45,447 | 799 | 3.5 |
| Transactions | | | | 113,410 | 1,805 | 3.2 | 117,978 | 1,423 | 2.4 |
| Savings | | | | 212,281 | 3,269 | 3.1 | 206,042 | 2,097 | 2.0 |
| Term | | | | 175,671 | 3,770 | 4.3 | 167,643 | 2,633 | 3.1 |
| Repurchase agreements | | | | 38,003 | 328 | 1.7 | 41,310 | 228 | 1.1 |
| Loan capital | | | | 35,115 | 828 | 4.7 | 33,649 | 620 | 3.7 |
| Other interest bearing liabilities[b] | | | | 178,463 | 3,587 | 4.0 | 174,925 | 2,926 | 3.4 |
| **Total interest bearing liabilities and interest expense** | | | | **803,257** | **14,709** | **3.7** | **786,994** | **10,726** | **2.7** |
| **Non-interest bearing liabilities** | | | | | | | | | |
| Deposits and other borrowings | | | | 130,232 | | | 131,113 | | |
| Derivative financial instruments | | | | 22,960 | | | 29,765 | | |
| All other liabilities | | | | 503 | | | (943) | | |
| **Total non-interest bearing liabilities** | | | | **153,695** | | | **159,935** | | |
| **Total liabilities** | | | | **956,952** | | | **946,929** | | |
| Shareholders' equity | | | | 71,509 | | | 70,947 | | |
| NCI | | | | 43 | | | 47 | | |
| **Total equity** | | | | **71,552** | | | **70,994** | | |
| **Total liabilities and equity** | | | | **1,028,504** | | | **1,017,923** | | |
| **Loans** | | | | | | | | | |
| Australia | | | | 611,790 | 16,373 | 5.3 | 602,493 | 13,791 | 4.6 |
| New Zealand | | | | 91,507 | 2,724 | 5.9 | 90,605 | 2,304 | 5.1 |
| Other overseas | | | | 6,459 | 209 | 6.5 | 6,637 | 181 | 5.5 |
| **Deposits and other borrowings** | | | | | | | | | |
| Australia | | | | 466,499 | 7,997 | 3.4 | 453,962 | 5,547 | 2.5 |
| New Zealand | | | | 64,641 | 1,447 | 4.5 | 63,422 | 1,017 | 3.2 |
| Other overseas | | | | 20,536 | 522 | 5.1 | 19,726 | 388 | 3.9 |

a. Interest income includes net ineffectiveness on qualifying hedges.

b. Includes net impact of Treasury balance sheet management activities and the Bank Levy.

# Note 10. Credit quality

## Program-managed portfolio

The program-managed portfolio generally includes retail products such as mortgages, personal lending (including credit cards) as well as certain small to medium sized enterprise lending. These credit exposures are grouped into pools of similar risk based on the analysis of characteristics that have historically predicted the likelihood of default, and a PD is assigned relative to the credit exposure's pool. The exposure is then assigned to strong, satisfactory or weak by benchmarking that PD against transaction-managed exposures, which are in turn mapped to external ratings per the above table. In addition, any program-managed exposures that are one or more days past due are classified as weak.

The following table shows the credit quality of loans and undrawn credit commitments.

| | As at 31 March 2024 | | | | As at 30 September 2023[a] | | | | As at 31 March 2023[a] | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| $m | Stage 1 | Stage 2 | Stage 3 | Total | Stage 1 | Stage 2 | Stage 3 | Total | Stage 1 | Stage 2 | Stage 3 | Total |
| **Loans - housing** | | | | | | | | | | | | |
| Strong | | | | | 291,914 | 27,447 | - | 319,361 | 284,578 | 30,261 | - | 314,839 |
| Good/satisfactory | | | | | 156,836 | 48,929 | - | 205,765 | 155,228 | 44,137 | - | 199,365 |
| Weak | | | | | 2,533 | 14,178 | 5,237 | 21,948 | 2,375 | 13,021 | 4,421 | 19,817 |
| **Total loans - housing** | | | | | **451,283** | **90,554** | **5,237** | **547,074** | **442,181** | **87,419** | **4,421** | **534,021** |
| **Loans - personal** | | | | | | | | | | | | |
| Strong | | | | | 4,318 | 95 | - | 4,413 | 4,347 | 117 | - | 4,464 |
| Good/satisfactory | | | | | 6,097 | 802 | - | 6,899 | 6,552 | 911 | - | 7,463 |
| Weak | | | | | 252 | 623 | 192 | 1,067 | 273 | 711 | 240 | 1,224 |
| **Total loans - personal** | | | | | **10,667** | **1,520** | **192** | **12,379** | **11,172** | **1,739** | **240** | **13,151** |
| **Loans - business** | | | | | | | | | | | | |
| Strong | | | | | 80,177 | 13,564 | - | 93,741 | 74,626 | 10,691 | - | 85,317 |
| Good/satisfactory | | | | | 63,434 | 52,477 | - | 115,911 | 83,629 | 30,206 | - | 113,835 |
| Weak | | | | | 200 | 5,468 | 2,914 | 8,582 | 196 | 4,709 | 3,172 | 8,077 |
| **Total loans - business** | | | | | **143,811** | **71,509** | **2,914** | **218,234** | **158,451** | **45,606** | **3,172** | **207,229** |
| **Undrawn credit commitments** | | | | | | | | | | | | |
| Strong | | | | | 137,275 | 11,169 | - | 148,444 | 140,574 | 9,038 | - | 149,612 |
| Good/satisfactory | | | | | 40,482 | 15,142 | - | 55,624 | 47,842 | 9,191 | - | 57,033 |
| Weak | | | | | 214 | 1,503 | 366 | 2,083 | 251 | 1,110 | 397 | 1,758 |
| **Total undrawn credit commitments** | | | | | **177,971** | **27,814** | **366** | **206,151** | **188,667** | **19,339** | **397** | **208,403** |
| Total strong | | | | | 513,684 | 52,275 | - | 565,959 | 504,125 | 50,107 | - | 554,232 |
| Total good/satisfactory | | | | | 266,849 | 117,350 | - | 384,199 | 293,251 | 84,445 | - | 377,696 |
| Total weak | | | | | 3,199 | 21,772 | 8,709 | 33,680 | 3,095 | 19,551 | 8,230 | 30,876 |
| **Total loans and undrawn credit commitments** | | | | | **783,732** | **191,397** | **8,709** | **983,838** | **800,471** | **154,103** | **8,230** | **962,804** |

a. In 2024, the Group revised the methodology that it uses to classify program-managed exposures as strong, satisfactory, or weak. This is a change in disclosure methodology and does not represent a change in underlying credit quality of the Group's credit exposures. Comparatives have been revised accordingly.